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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

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1A-11-1

Consent of Independent Auditors

We consent to the use of our report dated June 11, 2020, in the post qualification amendment documents related to the Regulation A Offering Statement (Form 1-A) of BrewDog USA Inc.

/s/ Ernst & Young LLP

Grandview Heights, Ohio July 24, 2020

1A-11-2